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                        SECONDARY COLLECTION AGREEMENT

This Secondary Collection Agreement (the Agreement) between United MoneyCorp, Inc. (UMC) and Presbyterian Healthcare System (PHS) is entered into effective Oct. 31, 1997.

Whereas, PHS desires to place for collection certain accounts receivable (selected financial classes returned as uncollected to PHS from the RMI commercial insurance outsource) from its member hospitals; and

Whereas, United MoneyCorp, Inc. desires to assist PHS in the recovery of these Secondary Placement self-pay accounts.

Now, therefore, United MoneyCorp, Inc. and PHS agree to the following:

PHS will refer selected financial classes of self-pay after insurance accounts previously worked by RMI to United MoneyCorp, Inc. for collection. Self-pay after insurance account means an account of a patient of a PHS member hospital in which the patient has a balance on the account after payment by the insurance carrier or Medicare.

All payments on self-pay after insurance accounts posted "AFTER SIX DAYS" from the date United MoneyCorp, Inc. received the account will be deemed collected by United MoneyCorp, Inc.

Collector telephone\letter efforts by United MoneyCorp, Inc. will continue on all accounts while placed at UMC. UMC shall make a minimum of three phone attempts.

United MoneyCorp, Inc. agrees to place all accounts with no payments after 60 days from date of placement with a National Credit Reporting firm, as a bad debt derogatory item, but will have any account removed upon request of PHS.

United MoneyCorp, Inc. agrees to comply with all applicable federal and state debt collection and consumer protection laws and regulations when providing services under this Agreement.

United MoneyCorp, Inc. hereby indemnifies and holds PHS harmless from any and all claims or demands relating to collection activities by United MoneyCorp, Inc. on PHS accounts. However, United MoneyCorp, Inc. will not assume responsibility for any errors or omissions on the part of PHS. It is also agreed that since United MoneyCorp, Inc. will have access to confidential information concerning the conditions of and treatments rendered to patients by PHS, United MoneyCorp, Inc. agrees to maintain the confidentiality of such information and will comply with and respect all local, state, and federal rules, regulations and laws governing confidentiality of patient information.

This Agreement may be terminated by either party by providing sixty (60) days written notice of termination to the other party with the exception of any account on which payments are being made.

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PHS may recall an account at any time with the exception of accounts on which payments are being made.

United MoneyCorp, Inc. shall not initiate any form of legal actions without written authorization from PHS.

United MoneyCorp, Inc. will perform the above-referenced services for a fee of 21% (twenty-one percent) of monies collected.

On or about the tenth (10th) day of each month, United MoneyCorp, Inc. will remit to PHS an invoice confirming payments received on all applicable accounts within the previous month. Such invoice will contain an accounting of all transactions. In addition, United MoneyCorp, Inc. shall remit payment for PHS' portions of the collected funds.

Any notice or document required or permitted to be delivered hereunder shall be addressed to the parties hereto at the respective address set forth below, or at such other address as either party shall specify by written notice, sent to the other party by certified mail, return receipt requested:

If to PHS: Mr. James Logsdon              If to UMC: Mr. Robert C. Smith
           Director, Patient                         Director of Marketing
            Financial Services                       United MoneyCorp, Inc.
           Presbyterian Healthcare System            10210 N. Central, Suite 400
           5750 Pineland, Suite 300                  Dallas, Texas 75231
           Dallas, Texas  75231

This Agreement and the rights of the parties hereto shall be governed by, construed and enforced in accordance with the substantive laws of the State of Texas without reference to the laws of any other state or jurisdiction. The parties hereby irrevocably consent and agree that any legal proceeding arising out of or in connection with this Agreement or the rights of the parties hereto shall be commenced and prosecuted to conclusion in Dallas, Dallas County, Texas.

During the term of this Agreement and for a period of four (4) years thereafter, United MoneyCorp, Inc. will make available, and will cause each related organization with which it has a subcontract to provide services in connection with this Agreement to also make available to PHS and to appropriate governmental authority as requested by PHS in writing, copies of this Agreement and any books, documents, and records of United MoneyCorp, Inc. and of any such related organization that are required by any federal statute or regulation to certify the nature and extent of the cost claimed by PHS with respect to the services provided in connection with this Agreement.

ACCEPTED FOR:                            ACCEPTED FOR:
Unites MoneyCorp,                        Presbyterian Healthcare System

/s/ Robert C. Smith                      /s/ James Logsdon
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Robert C. Smith,                         James Logsdon,
Director of Marketing                    Director, Patient Financial Services


Date- 10/31/97                           Date- 10/31/97
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